UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Results of 2011 Annual Meeting of Stockholders

The Annual Meeting of the Stockholders of American Water Works Company, Inc. (the “Company”) was held on May 6, 2011. The actions taken by the stockholders are described below.

(1)	The stockholders elected the following nominees, who received the votes set forth opposite their names in the table below, as directors of the Company for a term expiring at the 2012 Annual Meeting:

Name of Nominee	For	Against	Abstain
Stephen P. Adik	134,300,417	197,344	140,191
Martha Clark Goss	134,247,312	260,310	130,330
Julie A. Dobson	133,614,992	890,648	132,312
Richard R. Grigg	134,337,506	158,369	142,077
Julia L. Johnson	133,854,430	652,264	131,258
George MacKenzie	134,217,428	279,797	140,727
William J. Marrazzo	134,201,197	295,536	141,219
Jeffry E. Sterba	134,316,004	169,855	152,093

(2)	The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 by the following vote:

For	Against	Abstain
149,336,590	4,363,820	96,594

(3)	The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the following vote:

For	Against	Abstain
130,537,096	2,708,786	1,392,070

(4)	The stockholders approved, on an advisory basis, an annual advisory vote on named executive officer compensation by the following vote:

One Year	Two Years	Three Years	Abstain
109,837,116	387,781	23,107,767	1,305,288

In light of this vote, the Company’s Board of Directors has determined that the Company will include a stockholder advisory vote on the compensation of its named executive officers in its proxy materials every year until the next required vote on the frequency of stockholder votes on the compensation of executives, which, under Securities and Exchange Commission regulations, will occur no later than the Company’s 2017 Annual Meeting of Stockholders.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2011	By:	/s/ Kellye L. Walker
Kellye L. Walker
Chief Administrative Officer, General
Counsel and Secretary